Exhibit 99.1

Wayfair Inc. Prices Offering of $500 Million Convertible Senior Notes

BOSTON—Wayfair Inc. (NYSE: W) (the “Company,” “we” or “Wayfair”) priced $500 million aggregate principal amount of 1.125% convertible senior notes due 2024 in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company has granted the initial purchasers an option to purchase (solely to cover over-allotments, if any) up to an additional $75 million aggregate principal amount of notes, which additional notes shall be delivered within a 13-day period beginning on, and including, the date the Company first issues the notes.

The notes will bear interest at a rate of 1.125% per year, payable semi-annually in arrears on May 1 and November 1 of each year, beginning May 1, 2019. The notes will mature on November 1, 2024, unless earlier redeemed, repurchased or converted in accordance with their terms. Prior to August 1, 2024, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company may not redeem the notes prior to May 8, 2022. On or after May 8, 2022, the Company may redeem for cash all or part of the notes if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, with the form of consideration determined at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. The conversion rate will initially be 8.5910 shares of the Company’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $116.40 per share of the Company’s Class A common stock). The initial conversion price of the notes represents a premium of approximately 32.5% to the $87.85 per share closing price of the Company’s Class A common stock on November 14, 2018. The sale of the notes is expected to close on November 19, 2018, subject to customary closing conditions.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

In connection with the pricing of the notes, the Company entered into privately negotiated capped call transactions with one of the initial purchasers and certain other financial institutions (the “option counterparties”). These capped call transactions are expected generally to reduce the potential dilution with respect to the Company’s Class A common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price of the Company’s Class A common stock is greater than the strike price of the capped call transactions, with such reduction of potential dilution and/or offset of cash payments subject to a cap. The cap price of the capped call transactions will initially be $219.6250 per share, which represents a premium of 150% over the last reported sale price of the Company’s Class A common stock of $87.85 per share on November 14, 2018, and is subject to certain adjustments under the terms of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with, or shortly after, the pricing of the notes. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s Class A common stock or the notes at that time. The option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of the Company in secondary market transactions from time to time prior to maturity of the notes. The option counterparties may engage in such activity during any observation period relating to a conversion of notes prior to August 1, 2024, and the option counterparties are likely to engage in market activity during any observation period relating to a conversion of notes on or after August 1, 2024. This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Class A common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s Class A common stock and value of the consideration that holders will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to the Company’s Class A common stock, which could adversely affect the value of the Company’s Class A common stock and, if the notes have been issued, the value of the notes.

The Company estimates that the net proceeds from this offering will be approximately $488.7 million (or approximately $562.0 million if the initial purchasers exercise their over-allotment option in full), after deducting fees and estimated offering expenses payable by the Company. The Company intends to use approximately $81.3 million of the net proceeds from this offering to pay the cost of the capped call transactions. The Company intends to use the remainder of the net proceeds from this offering for working capital and general corporate purposes. If the initial purchasers exercise their over-allotment option, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties and the remainder of the net proceeds for working capital and general corporate purposes.

The notes and the Class A common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the Class A common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Wayfair

Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 10 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.

The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget

•	Joss & Main - Affordable discoveries for gorgeous living

•	AllModern - Unbelievable prices on everything modern

•	Birch Lane - Home of classic designs and fresh finds

•	Perigold - The widest-ever selection of premium home

Wayfair generated $6.2 billion in net revenue for the twelve months ended September 30, 2018. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the Company employs more than 10,900 people.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including, but not limited to, statements regarding: whether the Company will issue the notes; the anticipated use of the net proceeds of the offering; expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and their respective affiliates; and whether the capped call transactions will become effective, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found under Part I, Item 1A, Risk Factors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s subsequent filings with the Securities and Exchange Commission. The Company qualifies all of its forward-looking statements by these cautionary statements.

Source: Wayfair Inc.

Investor Relations:

Wayfair Inc.

Joe Wilson

IR@wayfair.com